NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
Fred Solomon	Max Kuniansky
Manager, Corporate Communications	Executive Director, Investor Relations
Phone: (724) 838-6650	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-Mail: fsolomo@alleghenyenergy.com	E-Mail: mkunian@alleghenyenergy.com

Allegheny Energy Reports Fourth-Quarter and Full-Year 2005 Results

GREENSBURG, Pa., February 9, 2006 -- Allegheny Energy, Inc. (NYSE: AYE) today announced consolidated net income of $3.1 million, or $0.02 per diluted share, for the fourth quarter of 2005, compared with net income of $72.4 million, or $0.48 per share, for the same period in 2004.

Net income from continuing operations was $3.4 million, or $0.02 per share, for the fourth quarter of 2005, excluding income from discontinued operations of $5.7 million (after-tax) and a charge of $5.9 million (after-tax) due to changes in accounting in accordance with FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.

To provide a better understanding of core results and trends, Allegheny Energy also reports adjusted financial results, which are non-GAAP financial measures. There were no adjustments for the fourth quarter of 2005. For the fourth quarter of 2004, adjusted net income from continuing operations was $30.0 million, or $0.22 per share. The 2004 adjusted results exclude a $94.8 million (pre-tax) gain on the sale of Allegheny’s interest in the Ohio Valley Electric Corporation (OVEC), a $9.2 million (pre-tax) charge for the write-off of deferred financing costs and a $3.9 million (pre-tax) charge for employee severance costs.

For the twelve months ended December 31, 2005, consolidated net income was $0.40 per diluted share, compared to a net loss of $1.83 per share for 2004. Adjusted net income from continuing operations for 2005 was $0.94 per diluted share, compared to $0.47 per share for 2004, excluding items described in the attached reconciliation. A reconciliation of non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

“Unplanned power plant outages during a period of heavy customer demand and exceptionally high power prices in early December hurt fourth quarter results,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “While the fourth quarter was disappointing, results for the full year demonstrated solid progress. Our earnings growth outlook remains intact. The transition to market-based rates, together with lower interest expense, continued cost reduction and better plant performance, should enable us to deliver superior growth in 2006 and beyond.”

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Fourth Quarter Results

Income from continuing operations before income taxes and minority interest was $13.2 million for the fourth quarter of 2005, a decrease of $44.8 million as compared with adjusted results for the same period in 2004. Key factors contributing to the results include the following:

•

Operating revenues increased by $35.6 million, reflecting higher revenues from the inception of market-based rates in Maryland, customer growth and increased customer usage, partially offset by the adverse effect of outages at power stations as described below.

•	Fuel expense increased by $36.7 million, largely due to higher prices paid for coal and increased consumption at Allegheny’s smaller coal plants.
•

Purchased power and transmission expense increased by $39.5 million, reflecting power purchases at market-based rates in Maryland and the increased cost of supplying power to Allegheny’s former Ohio service territory.

•

Operations and maintenance expense increased by $21.4 million as compared to adjusted results for the same period in the prior year, largely due to a $19.4 million increase in special maintenance spending at power stations and approximately $9 million of service restoration costs associated with a severe snowstorm in October 2005, partially offset by a $6.3 million reduction in spending on outside services.

•	Interest expense decreased by $20.4 million as compared to adjusted results for the same period in the prior year, due to a lower debt balance and reduced borrowing rates.

Allegheny recorded a $6.9 million charge to income tax expense in the fourth quarter of 2005, which increased the effective tax rate. The charge was related to a reduction in tax benefits on deferred compensation due to changes in the timing of payments permitted under the American Jobs Creation Act of 2004.

Power Plant Outages

Three of Allegheny’s large supercritical generating units experienced unplanned outages in the first half of December 2005. The company’s Hatfield Unit 1 was also off-line for planned maintenance during that period. In addition, sales under capped-rate power supply (POLR) contracts were higher than normal due to unusually cold weather. As a result of these factors, the company was a net purchaser of power at prices that were among the highest recorded in the PJM marketplace for the year. The adverse impact is estimated at approximately $27 million (pre-tax) for the fourth quarter of 2005, consisting of lost revenues, net of fuel cost savings.

EBITDA

Adjusted earnings from continuing operations before interest, taxes, depreciation and amortization (adjusted EBITDA) for the fourth quarter of 2005 was $162.1 million, excluding the effect of the accounting change and income from discontinued operations. For the fourth quarter of 2004, adjusted EBITDA from continuing operations was $221.8 million, excluding the OVEC gain, severance payments and a loss from discontinued operations. EBITDA and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of EBITDA to GAAP financial measures and details on the calculation of EBITDA, see the reconciliation of non-GAAP financial measures attached to this release.

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Fourth Quarter Segment Results

Delivery and Services: The Delivery and Services segment reported income from continuing operations of $34.8 million for the fourth quarter of 2005, an increase of $1.1 million as compared to $33.7 million for the same quarter of the prior year. Operating revenues increased by $16.9 million, largely due to the inception of market-based generation rates for certain Maryland customers and a 2.6 percent increase in kilowatt-hour sales due to customer growth and colder weather. Purchased power costs increased by $29.8 million, reflecting increased demand, power purchases at market-based rates in 2005 for certain Maryland customers and the increased cost of supplying power to Allegheny’s former Ohio service territory. Segment results benefited from a $3.0 million decrease in operations and maintenance expense, primarily due to reduced legal and insurance costs, partly offset by the cost of service restoration after the October 2005 snowstorm. Interest expense for the segment decreased by $10.8 million.

Generation and Marketing: The Generation and Marketing segment reported a loss from continuing operations of $31.5 million for the fourth quarter of 2005, as compared to net income from continuing operations of $47.6 million for the fourth quarter of 2004. Operating revenues increased by $7.1 million, reflecting higher revenues from increased power plant output, partly offset by the adverse impact of the outages previously described. Fuel expense increased by $36.7 million as a result of higher coal costs and increased output from Allegheny’s smaller, higher-cost coal units. Operations and maintenance expense increased by $20.4 million, largely due to special maintenance expenditures during planned outages. Interest expense decreased by $18.5 million, reflecting lower borrowing rates, lower debt outstanding and the 2004 charge for the write-off of financing fees. Results for the fourth quarter of 2004 reflect the $94.8 million OVEC gain.

Discontinued Operations: For the fourth quarter of 2005, Allegheny Energy reported income from discontinued operations of $5.7 million, compared to an $8.8 million loss in the same quarter of the prior year. The 2005 results reflect final adjustments associated with the sale of the West Virginia natural gas operations and an adjustment to the fair value estimate for the Gleason power station. The 2004 results reflect the operating results of the gas operations and Allegheny’s Midwest generating facilities. With the exception of Gleason, Allegheny has completed all of its announced asset sales.

Twelve-Month Consolidated Results

For the twelve months ended December 31, 2005, Allegheny Energy reported consolidated net income of $63.1 million, or $0.40 per diluted share, compared to a net loss of $310.6 million, or $1.83 per share, in 2004. The net loss for 2004 was due to losses from discontinued operations, consisting largely of asset impairment charges associated with the Midwest generating facilities and gas operations.

Adjusted net income from continuing operations for 2005 was $149.6 million, or $0.94 per diluted share, compared to $49.3 million, or $0.47 per share, for 2004. Adjusted net income from continuing operations is a non-GAAP financial measure, and excludes items mentioned above and other items described in the attached reconciliation of non-GAAP financial measures.

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Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA are necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will comment further on these results in an investor conference call at 9:30 a.m. Eastern Time on Friday, February 10, 2006. To listen to a live Internet broadcast of the call, visit www.alleghenyenergy.com. A taped replay of the call will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.

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Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; regulatory matters; and asset sales or transfers. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; any failure to consummate, or delay in the consummation of, any contemplated asset sales or transfers; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies and accounting issues facing our company; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

Consolidated Statements Of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating revenues	$724,143	$688,497	$3,037,887	$2,756,121

Operating expenses:
Fuel consumed in electric generation	185,187	148,482	736,641	614,422
Purchased power and transmission	121,130	81,605	458,306	328,421
Loss (gain) on sale of Ohio T&D assets	(1,244)	--	29,256	--
Gain on sale of OVEC power agreement and shares	--	(94,826)	--	(94,826)
Deferred energy costs, net	3,272	(231)	(1,528)	204
Operations and maintenance	212,068	194,579	757,746	818,434
Depreciation and amortization	77,648	76,531	308,141	299,425
Taxes other than income taxes	52,438	51,146	212,534	200,811

Total operating expenses	650,499	457,286	2,501,096	2,166,891

Operating income	73,644	231,211	536,791	589,230

Other income and expenses, net	10,449	8,924	44,230	24,522

Interest expense and preferred dividends:
Interest expense	70,573	99,218	436,447	400,196
Preferred dividends of subsidiary	293	1,259	4,071	5,037

Total interest expense and preferred dividends	70,866	100,477	440,518	405,233

Income from continuing operations before income taxes and minority interest	13,227	139,658	140,503	208,519

Income tax expense from continuing operations	10,152	54,473	64,771	79,669

Minority interest in net income (loss) of subsidiaries	(313)	3,922	587	(882)

Income from continuing operations	3,388	81,263	75,145	129,732

Income (loss) from discontinued operations, net of tax	5,670	(8,841)	(6,152)	(440,330)

Income (loss) before cumulative effect of accounting change	9,058	72,422	68,993	(310,598)

Cumulative effect of accounting change, net of tax	(5,928)	--	(5,928)	--

Net income (loss)	$3,130	$72,422	$63,065	$(310,598)

Common Shares Data:
Weighted average common shares outstanding
Basic	162,842	136,830	155,016	129,486
Diluted	166,941	164,709	158,634	156,492

Basic income (loss) per common share:
Income from continuing operations	$0.02	$0.59	$0.48	$1.00
Income (loss) from discontinued operations, net of tax	0.04	(0.06)	(0.04)	(3.40)
Cumulative effect of accounting change, net of tax	(0.04)	--	(0.04)	--
Net income (loss) per common share	$0.02	$0.53	$0.40	$(2.40)

Diluted income (loss) per common share:
Income from continuing operations	$0.02	$0.53	$0.47	$0.99
Income (loss) from discontinued operations, net of tax	0.04	(0.05)	(0.04)	(2.82)
Cumulative effect of accounting change, net of tax	(0.04)	--	(0.03)	--
Net income (loss) per common share	$0.02	$0.48	$0.40	$(1.83)

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	As of December 31,
(In thousands)	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$262,212	$189,482
Accounts receivable:
Customer	179,634	165,000
Unbilled utility revenue	129,111	126,612
Wholesale and other	82,261	51,518
Allowance for uncollectible accounts	(16,778)	(19,854)
Materials and supplies	98,069	100,054
Fuel	67,273	61,812
Deferred income taxes	93,404	44,590
Prepaid taxes	45,758	46,900
Assets held for sale	1,521	150,031
Collateral deposits	147,775	88,708
Commodity contracts	9,325	13,523
Restricted funds	21,589	228,857
Regulatory assets	38,418	37,626
Other	14,246	20,273

Total current assets	1,173,818	1,305,132

Property, Plant and Equipment, Net:
Generation	5,751,077	5,695,851
Transmission	1,028,323	1,015,751
Distribution	3,448,350	3,366,217
Other	429,108	463,515
Accumulated depreciation	(4,508,707)	(4,341,282)

Subtotal	6,148,151	6,200,052
Construction work in progress	129,277	102,966

Total property, plant and equipment, net	6,277,428	6,303,018

Investments and Other Assets:
Non-current assets held for sale	48,559	340,457
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	28,555	29,991
Intangible assets	27,396	33,215
Other	49,413	46,628

Total investments and other assets	521,210	817,578

Deferred Charges:
Commodity contracts	--	3,667
Regulatory assets	544,810	562,843
Other	41,546	52,902

Total deferred charges	586,356	619,412

Total Assets	$8,558,812	$9,045,140

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (continued)

(unaudited)

	As of December 31,
(In thousands)	2005	2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Long-term debt due within one year	$477,217	$385,142
Accounts payable	316,713	223,584
Accrued taxes	154,587	112,866
Commodity contracts	92,934	40,835
Accrued interest	91,433	61,726
Liabilities associated with assets held for sale	--	37,471
Other	153,570	144,082

Total current liabilities	1,286,454	1,005,706

Long-term Debt	3,624,483	4,540,764

Deferred Credits and Other Liabilities:
Commodity contracts	22,994	56,501
Investment tax credit	76,965	83,307
Deferred income taxes	692,241	635,374
Obligations under capital leases	16,427	23,788
Regulatory liabilities	454,275	453,913
Adverse power purchase commitment	184,224	201,377
Liabilities associated with assets held for sale	--	89,356
Other	459,465	505,620

Total deferred credits and other liabilities	1,906,591	2,049,236

Minority Interest	21,989	21,618

Preferred Stock of Subsidiary	24,000	74,000

Common Stockholders’ Equity:
Common stock, $1.25 par value, 260 million shares authorized and 163,002,295 and 137,430,137 shares issued at December 31, 2005 and 2004, respectively	203,753	171,788
Other paid-in capital	1,880,644	1,600,215
Accumulated deficit	(244,625)	(307,690)
Treasury stock at cost; 49,493 shares at December 31, 2005 and 2004	(1,756)	(1,756)
Accumulated other comprehensive loss	(142,721)	(108,741)

Total common stockholders’ equity	1,695,295	1,353,816

Total Liabilities and Stockholders’ Equity	$8,558,812	$9,045,140

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

RESULTS BY BUSINESS SEGMENT

THREE MONTHS ENDED DECEMBER 31,

(unaudited)

(In millions)	Delivery &	Generation &
2005	Services	Marketing	Eliminations	Total
Operating revenues	$711.8	$385.4	$(373.2)	$724.0
Fuel consumed in electric generation	--	(185.2)	--	(185.2)
Purchased power and transmission	(472.5)	(19.4)	370.8	(121.1)
Gain on sale of Ohio T&D assets	1.2	--	--	1.2
Deferred energy costs, net	(3.3)	--	--	(3.3)
Operations and maintenance	(92.1)	(122.3)	2.4	(212.0)
Depreciation and amortization	(38.3)	(39.3)	--	(77.6)
Taxes other than income taxes	(31.5)	(20.9)	--	(52.4)
Operating income (loss)	75.3	(1.7)	--	73.6
Other income and expenses, net	7.3	3.5	(0.4)	10.4
Interest expense and preferred dividends	(21.4)	(49.9)	0.4	(70.9)
Income (loss) from continuing operations before income taxes and minority interest	61.2	(48.1)	--	13.1
Income tax benefit (expense) from continuing operations	(26.4)	16.3	--	(10.1)
Minority interest in net loss of subsidiaries	--	0.3	--	0.3
Income (loss) from continuing operations	34.8	(31.5)	--	3.3
Income from discontinued operations, net of tax	3.5	2.2	--	5.7
Cumulative effect of accounting change, net of tax	--	(5.9)	--	(5.9)
Net income (loss)	$38.3	$(35.2)	$--	$3.1

2004
Operating revenues	$694.9	$378.3	$(384.7)	$688.5
Fuel consumed in electric generation	--	(148.5)	--	(148.5)
Purchased power and transmission	(442.7)	(21.2)	382.3	(81.6)
Gain on sale of OVEC power agreement and shares	--	94.8	--	94.8
Deferred energy costs, net	0.2	--	--	0.2
Operations and maintenance	(95.1)	(101.9)	2.4	(194.6)
Depreciation and amortization	(37.6)	(38.9)	--	(76.5)
Taxes other than income taxes	(31.8)	(19.2)	--	(51.0)
Operating income	87.9	143.4	--	231.3
Other income and expenses, net	8.8	0.3	(0.2)	8.9
Interest expense and preferred dividends	(32.2)	(68.4)	0.1	(100.5)
Income (loss) from continuing operations before income taxes and minority interest	64.5	75.3	(0.1)	139.7
Income tax expense from continuing operations	(30.8)	(23.7)	--	(54.5)
Minority interest in net income of subsidiaries	--	(4.0)	--	(4.0)
Income (loss) from continuing operations	33.7	47.6	(0.1)	81.2
Income (loss) from discontinued operations, net of tax	1.4	(10.3)	0.1	(8.8)
Net income	$35.1	$37.3	$--	$72.4

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

RESULTS BY BUSINESS SEGMENT

YEAR ENDED DECEMBER 31,

(unaudited)

(In millions)	Delivery &	Generation &
2005	Services	Marketing	Eliminations	Total
Operating revenues	$2,845.5	$1,703.3	$(1,510.9)	$3,037.9
Fuel consumed in electric generation	--	(736.6)	--	(736.6)
Purchased power and transmission	(1,878.7)	(81.0)	1,501.4	(458.3)
Loss on sale of Ohio T&D assets	(29.3)	--	--	(29.3)
Deferred energy costs, net	1.5	--	--	1.5
Operations and maintenance	(388.5)	(378.7)	9.5	(757.7)
Depreciation and amortization	(153.6)	(154.6)	--	(308.2)
Taxes other than income taxes	(130.4)	(82.1)	--	(212.5)
Operating income	266.5	270.3	--	536.8
Other income and expenses, net	24.2	21.1	(1.1)	44.2
Interest expense and preferred dividends	(123.3)	(318.2)	1.0	(440.5)
Income (loss) from continuing operations before income taxes and minority interest	167.4	(26.8)	(0.1)	140.5
Income tax expense from continuing operations	(55.2)	(9.6)	--	(64.8)
Minority interest in net income of subsidiaries	--	(0.6)	--	(0.6)
Income (loss) from continuing operations	112.2	(37.0)	(0.1)	75.1
Income (loss) from discontinued operations, net of tax	1.0	(7.2)	0.1	(6.1)
Cumulative effect of accounting change, net of tax	--	(5.9)	--	(5.9)
Net income (loss)	$113.2	$(50.1)	$--	$63.1

2004
Operating revenues	$2,764.1	$1,538.7	$(1,546.7)	$2,756.1
Fuel consumed in electric generation	--	(614.4)	--	(614.4)
Purchased power and transmission	(1,779.0)	(86.2)	1,536.8	(328.4)
Gain on sale of OVEC power agreement and shares	--	94.8	--	94.8
Deferred energy costs, net	(0.2)	--	--	(0.2)
Operations and maintenance	(404.3)	(424.1)	9.9	(818.5)
Depreciation and amortization	(148.8)	(150.6)	--	(299.4)
Taxes other than income taxes	(128.5)	(72.3)	--	(200.8)
Operating income	303.3	285.9	--	589.2
Other income and expenses, net	23.1	1.7	(0.3)	24.5
Interest expense and preferred dividends	(129.2)	(276.2)	0.2	(405.2)
Income (loss) from continuing operations before income taxes and minority interest	197.2	11.4	(0.1)	208.5
Income tax benefit (expense) from continuing operations	(79.9)	0.2	--	(79.7)
Minority interest in net loss of subsidiaries	--	0.9	--	0.9
Income (loss) from continuing operations	117.3	12.5	(0.1)	129.7
Income (loss) from discontinued operations, net of tax	(14.0)	(426.4)	0.1	(440.3)
Net income (loss)	$103.3	$(413.9)	$--	$(310.6)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (unaudited)

THREE MONTHS ENDED DECEMBER 31, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$13.2	$3.1	$0.02

Adjustments:
Income from discontinued operations		(5.7)
Cumulative effect of an accounting change		5.9
Rounding		0.1
Adjusted Income	$13.2	$3.4	$0.02

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$3.1
Income from discontinued operations		(5.7)
Cumulative effect of an accounting change		5.9
Interest expense and preferred dividends		70.9
Income tax expense		10.2
Depreciation and amortization		77.7
EBITDA from continuing operations		162.1
No adjustments		--
Adjusted EBITDA from continuing operations		$162.1

THREE MONTHS ENDED DECEMBER 31, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$139.7	$72.4	$0.48

Adjustments:
Loss from discontinued operations		8.8
Gain on sale of OVEC power agreement and shares	(94.8)	(59.4)
Write-off of deferred financing costs[1]	9.2	5.8
Severance accrual[2]	3.9	2.4
Adjusted Income	$58.0	$30.0	$0.22

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$72.4
Loss from discontinued operations		8.8
Interest expense and preferred dividends		100.5
Income tax expense		54.5
Depreciation and amortization		76.5
EBITDA from continuing operations		312.7
Gain on sale of OVEC power agreement and shares		(94.8)
Severance accrual		3.9
Adjusted EBITDA from continuing operations		$221.8

FOOTNOTES:

1 This amount is included in interest expense on the Consolidated Statement of Operations.

2 This amount is included in operations and maintenance expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (unaudited)

YEAR ENDED DECEMBER 31, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$140.5	$63.1	$0.40

Adjustments:
Loss from discontinued operations		6.2
Cumulative effect of an accounting change		5.9
Interest expense related to Merrill Lynch summary judgment[1]	38.5	24.3
Expense related to conversion of trust preferred securities[2]	47.2	29.8
Cash receipt from former trading executive’s forfeited assets [3]	(11.2)	(6.9)
Receipt of Hatfield power station insurance proceeds[4]	(17.7)	(10.9)
Redemption costs of 10.25% and 13.0% Senior Notes[2]	32.6	20.1
Impairment charge on Ohio T&D assets[5]	30.5	18.0
Adjusted Income	$260.4	$149.6	$0.94

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$63.1
Loss from discontinued operations		6.2
Cumulative effect of an accounting change		5.9
Interest expense and preferred dividends		440.5
Income tax expense		64.8
Depreciation and amortization		308.1
EBITDA from continuing operations		888.6
Cash receipt from former trading executive’s forfeited assets		(11.2)
Receipt of Hatfield power station insurance proceeds		(17.7)
Impairment charge on Ohio T&D assets		30.5
Adjusted EBITDA from continuing operations		$890.2

YEAR ENDED DECEMBER 31, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME (LOSS)	DILUTED INCOME (LOSS) PER SHARE
Calculation of Adjusted Income (Loss):
Income (Loss) - GAAP basis	$208.5	$(310.6)	$(1.83)

Adjustments:
Loss from discontinued operations		440.3
Gain on California contract escrow release[6]	(68.1)	(42.7)
Write-off of 2003 financing costs[2]	23.3	14.6
Gain on land sale, New York office space charge, net[7]	(4.2)	(2.6)
Loss on release of gas pipeline capacity[8]	11.7	7.3
Gain on sale of OVEC power agreement and shares	(94.8)	(59.4)
Severance accrual[4]	3.9	2.4
Adjusted Income[9]	$80.3	$49.3	$0.47

Calculation of Adjusted EBITDA:
Net Loss - GAAP basis	$(310.6)
Loss from discontinued operations	440.3
Interest expense and preferred dividends	405.2
Income tax expense	79.7
Depreciation and amortization	299.4
EBITDA from continuing operations	914.0
Gain on California contract escrow release	(68.1)
Gain on land sale, New York office space charge, net	(4.2)
Loss on release of gas pipeline capacity	11.7
Gain on sale of OVEC power agreement and shares	(94.8)
Severance accrual	3.9
Adjusted EBITDA from continuing operations[9]	$762.5

FOOTNOTES:

1 This amount is included in interest expense on the Consolidated Statement of Operations. This amount represents the estimated interest owed to Merrill Lynch from March 16, 2001 thru March 31, 2005. It does not include interest accrued subsequent to March 31, 2005.

2 These amounts are included in interest expense on the Consolidated Statements of Operations.

3 This amount is included in other income and expenses, net, on the Consolidated Statement of Operations.

4 These amounts are included in operations and maintenance expense on the Consolidated Statements of Operations.

5 This amount is included in loss on sale of Ohio T&D assets on the Consolidated Statement of Operations.

6 This amount is included in operating revenues on the Consolidated Statement of Operations.

7 These amounts are included in other income and expenses, net, and operations and maintenance expense on the Consolidated Statement of Operations.

8 This amount is included in purchased power and transmission on the Consolidated Statement of Operations.

9 Not adjusted for $8.8 million of charges related to Allegheny Ventures for write-downs of inventory and discontinued product ($4.3 million), equity interests ($1.9 million) and adjustments in revenue recognition for a percentage of completion contract ($2.6 million).

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions) (unaudited)

ADJUSTED EXPENSES	THREE MONTHS ENDED DECEMBER 31, 2005	THREE MONTHS ENDED DECEMBER 31, 2004
Operations and maintenance:
As reported	$212.1	$194.6

Severance accrual	--	(3.9)
As Adjusted	$212.1	$190.7

Interest expense and preferred dividends:
As reported	$70.9	$100.5

Write-off of deferred financing costs	--	(9.2)
As Adjusted	$70.9	$91.3

ADJUSTED EXPENSES	YEAR ENDED DECEMBER 31, 2005	YEAR ENDED DECEMBER 31, 2004
Operations and maintenance:
As reported	$757.7	$818.4

Receipt of Hatfield power station insurance proceeds	17.7	--
New York office space charge	--	(2.4)
Severance accrual	--	(3.9)
As Adjusted	$775.4	$812.1

Allegheny Energy, Inc. and Subsidiaries
Operating Statistics

Unaudited
Three Months Ended December 31,

	2005	2004	Change
Delivery and Services:
Electricity sales (million kWh, including wholesale)	12,159	11,851	2.6%
Usage per customer (kWh):
Residential	3,118	2,974	4.8%
Commercial	15,380	14,572	5.5%
Industrial	186,925	193,632	-3.5%

Generation and Marketing:
Generation (million kWh)	11,527	11,233	2.6%

Unaudited
Year Ended December 31,

	2005	2004	Change
Delivery and Services:
Electricity sales (million kWh, including wholesale)	48,276	47,222	2.2%
Usage per customer (kWh):
Residential	12,538	12,038	4.2%
Commercial	61,458	59,757	2.8%
Industrial	739,892	759,305	-2.6%

Generation and Marketing:
Generation (million kWh)	48,100	46,162	4.2%